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                                                                    EXHIBIT 23.2

                   [LETTERHEAD OF SUNTRUST ROBINSON HUMPHREY]

                                   CONSENT OF
                           SUNTRUST ROBINSON HUMPHREY

   We hereby consent to (i) the inclusion of our opinion letter, dated August 3, 2001, to the Board of Directors of Cardiac Science, Inc. (the "Company") as Annex E to the Proxy Statement/Prospectus relating to the merger between a wholly-owned subsidiary of the Company and Survivalink Corporation, and (ii) all references to SunTrust Robinson Humphrey in the section captioned "OPINIONS OF FINANCIAL ADVISORS--Opinion of Financial Advisor to Cardiac Science" of the Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          SUNTRUST ROBINSON HUMPHREY

                                               /s/ SunTrust Robinson Humphrey
                                          By: _________________________________
                                                 SunTrust Robinson Humphrey

Atlanta, GA
August 3, 2001